EXHIBIT 10.4

AMENDMENT
TO THE
MORGAN STANLEY 401(k) PLAN

Morgan Stanley Services Group Inc. (the “Company”), pursuant to authority granted to it by Morgan Stanley Domestic Holdings, Inc., hereby amends the Morgan Stanley 401(k) Plan, effective as of January 1, 2023, unless otherwise stated, as follows:

1.Effective December 1, 2022, Section 2, Definitions, is amended by inserting the following after the third sentence in the definition of “Earnings.”

“Effective December 1, 2022, Earnings shall also include a one-time special amount paid in December of 2022 to certain non-exempt employees in connection with changes to the timing of payroll. Notwithstanding the foregoing sentence, all such payments shall be included as Earnings for purposes of determining Company Contributions under the Plan, but no such amounts paid before December 1, 2022 shall be included in any Elective Deferral election by the Participant.”

2.Section 4(b)(i) of the Plan is amended to revise a drafting error by deleting the final sentence.

3.Section 5(a)(ii), After-Tax Contributions, of the Plan is amended by inserting the following immediately after the third sentence:

“After-Tax Contributions. Notwithstanding the forgoing, effective as of January 1, 2023, a Participant who was a Highly Compensated Employee in the immediately prior Plan Year may make non-Roth After-Tax Contributions to the Plan for any prior year equal to any whole percentage, as determined on an annual basis by the Company, of such Participant’s Earnings (for 2023, equal to any whole percentage from 1% to 9%) without regard to whether the Participant is making any Pre-Tax Contributions.”

4.Section 5(k)(i) of the Plan is amended to add the following immediately after the second sentence:

“Effective January 1, 2023, a Participant, spousal Beneficiary or alternate payee may elect automatic conversion of any amounts held in such individual’s Account from non-Roth After-tax amounts to Roth After-tax amounts under the Plan.”

5.Appendix B, Morgan Stanley Participating Companies is amended by inserting new entries at the end thereof as follows:

“Cook Street Consulting, Inc.                    January 1, 2023”

6.Appendix B, Morgan Stanley Participating Companies is further amended by inserting the following at the end thereof:

“Cook Street Consulting, Inc. Any individual who became an Eligible Employee in connection with the acquisition of Cook Street Consulting, Inc. (“CSCI”) pursuant to the Share Purchase Agreement among the Shareholders of Cook Street Consulting, Inc. and Cook Street Consulting, Inc. and Morgan Stanley Domestic Holdings, Inc. dated December 31, 2021, and who was, immediately prior to becoming an Eligible Employee, an employee of CSCI, shall (i) become eligible to commence participation in the Plan effective January 1, 2023, and (ii) the term “Period of Service” shall include such individual’s service with CSCI for purposes of determining the vested percentage of such Eligible Employee’s Plan Benefit pursuant to Section 10 of the Plan. An Hour of Service as defined in Section 4(b) of the Plan shall include each hour for which a former employee of CSCI was paid, or entitled to payment, for the performance of services for CSCI.

The Cook Street Consulting, Inc. 401(k) Plan (the “CSCI Plan”) shall be merged with and into the Plan effective at the end of December 31, 2022. The contributions, benefits and other rights of Participants in the CSCI Plan with respect to the period prior to such merger are determined under the terms of the CSCI Plan as in effect prior to its merger with the Plan. Any person who was covered under the CSCI Plan prior to its merger with the Plan and who was entitled to benefits under the provisions of the CSCI Plan as in effect immediately prior to its merger with the Plan shall continue to be entitled to the same amount of accrued benefits without change under the Plan, and such benefits under the provisions of the CSCI Plan shall vest in accordance with the provisions of the CSCI Plan in effect immediately prior to such merger or, if sooner, in accordance with the provisions of this Plan; provided, however, that effective on December 31, 2022, for benefits with annuity starting dates beginning on or after December 31, 2022, the forms of distribution (including for these purposes, the time, manner and medium of distribution) available with respect to such accrued benefits shall be the forms of distribution available under the otherwise applicable provisions of the Plan (plus any other forms of distribution that were available under the CSCI Plan immediately prior to December 31, 2022 and that may not be eliminated under Code section 411(d)(6)).

In connection with the merger of the plans, any unvested employer contributions to participants under the CSCI Plan, including contributions made to the Morgan Stanley 401(k) Plan in 2023 but relating to the 2022 Plan Year, shall vest immediately without any regard to contrary provisions of the CSCI Plan.”

American Financial Systems, LLC. Any individual who became an Eligible Employee in connection with the acquisition of American Financial Systems, Inc. (“AFS”) pursuant to the Share Purchase Agreement among Weston Venture Partners Inc., Daniel Johnson, Megan Roschen, Sumit Nag and James F McCarthy, Jr, and American Financial Systems, Inc. and Morgan Stanley Domestic Holdings, Inc. dated June 9, 2022 and who was, immediately prior to becoming an Eligible Employee, an employee of AFS, shall (i) become eligible to commence participation in the Plan effective January 1, 2023, and (ii) the term “Period of Service” shall include such individual’s service with AFS for purposes of determining the vested percentage of such Eligible Employee’s Plan Benefit pursuant to Section 10 of the Plan. An Hour of Service as defined in Section 4(b) of the Plan shall include each hour for which a former employee of AFS was paid, or entitled to payment, for the performance of services for AFS.

The AFS 401K Plan shall be merged with and into the Plan effective at the end of December 31, 2022. The contributions, benefits and other rights of Participants in the AFS 401K Plan with respect to the period prior to such merger are determined under the terms of the AFS 401K Plan as in effect prior to its merger with the Plan. Any person who was covered under the AFS 401K Plan prior to its merger with the Plan and who was entitled to benefits under the provisions of the AFS 401K Plan as in effect immediately prior to its merger with the Plan shall continue to be entitled to the same amount of accrued benefits without change under the Plan, and such benefits under the provisions of the AFS 401K Plan shall vest in accordance with the provisions of the AFS 401K Plan in effect immediately prior to such merger or, if sooner, in accordance with the provisions of this Plan; provided, however, that effective on December 31, 2022, for benefits with annuity starting dates beginning on or after December 31, 2022, the forms of distribution (including for these purposes, the time, manner and medium of distribution) available with respect to such accrued benefits shall be the forms of distribution available under the otherwise applicable provisions of the Plan (plus any other forms of distribution that were available under the AFS 401K Plan immediately prior to December 31, 2022 and that may not be eliminated under Code section 411(d)(6)).

In connection with the merger of the plans, any unvested employer contributions to participants under the AFS Plan, including contributions made in 2023 to the Morgan Stanley 401(k) Plan but relating to the 2022 Plan Year, shall vest immediately without any regard to contrary provisions of the AFS Plan.

Blooom, Inc. Any individual who became an Eligible Employee in connection with the acquisition of assets of Blooom, Inc. pursuant to the Asset Purchase Agreement between Blooom, Inc. and Morgan Stanley Smith Barney LLC dated November 17, 2022 and who was, immediately prior to becoming an Eligible Employee, an employee of Blooom, Inc., shall (i) become eligible to commence participation in the Plan effective November 18, 2022, and (ii) the term “Period of Service” shall include such individual’s service with Blooom, Inc. for purposes of determining the vested percentage of such Eligible Employee’s Plan Benefit pursuant to Section 10 of the Plan. An Hour of Service as defined in Section 4(b) of the Plan shall include each hour for which a former employee of Blooom, Inc. was paid, or entitled to payment, for the performance of services for Blooom, Inc.”

* * * * * * * * *

    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf as of this 13th day of December, 2022.

MORGAN STANLEY SERVICES GROUP INC.

By:    Mandell Crawley____________

Title:    Chief Human Resources Officer